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    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 9, 1996, in the Registration Statement (Form S-1, No. 333-15257) and related Prospectus of Mafco Consolidated Group, Inc. for the registration of 23,156,502 of Mafco Consolidated Group Inc. Value Support Rights.


/s/ Ernst & Young LLP
New York, New York
December 24, 1996